Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2007 FINANCIAL RESULTS

ITASCA, IL, October 23, 2007 — Gallagher today reported its financial results for the quarter and nine months ended September 30, 2007. A printer-friendly format is available at www.ajg.com.

Quarter Ended September 30

	Revenues			Pretax Earnings (Loss)		Diluted Net Earnings Per Share
Segment	3rd Q 07	3rd Q 06	Chg	3rd Q 07	3rd Q 06	3rd Q 07	3rd Q 06
	($ in millions)			($ in millions)
Brokerage	$303.4	$286.9	6%	$55.4	$60.0	$0.35	$0.36
Risk Management	110.3	105.6	4%	15.5	18.6	0.10	0.12

Total Brokerage & Risk Management	413.7	392.5	5%	70.9	78.6	0.45	0.48
Financial Services	10.4	28.7		(5.5)	(17.8)	0.09	0.03

Total Company	$424.1	$421.2		$65.4	$60.8	$0.54	$0.51

Nine Months Ended September 30
	Revenues			Pretax Earnings (Loss)		Diluted Net Earnings Per Share
Segment	9 Mths 07	9 Mths 06	Chg	9 Mths 07	9 Mths 06	9 Mths 07	9 Mths 06
	($ in millions)			($ in millions)
Brokerage	$857.2	$782.2	10%	$129.9	$125.6	$0.79	$0.76
Risk Management	324.9	302.0	8%	46.0	47.3	0.29	0.29

Total Brokerage & Risk Management	1,182.1	1,084.2	9%	175.9	172.9	1.08	1.05
Financial Services	71.0	35.1		(31.8)	(35.4)	0.10	0.01

Total Company	$1,253.1	$1,119.3		$144.1	$137.5	$1.18	$1.06

Other Information				3rd Q 07	3rd Q 06	9 Mths 07	9 Mths 06
(dollars in millions except for per share data)
Shares repurchased				1,887,000	10,000	6,673,000	459,000
Number of acquisitions closed				2	3	13	8
Annualized revenue acquired				$4.6	$10.2	$54.7	$35.6
Book value per share						$8.19	$8.62
Corporate related borrowings at end of period						$400.0	$—

Percentages used hereinafter are computed excluding retail contingent commission revenues. See notes to third quarter 2007 earnings release and non-GAAP financial measures on page 7 for information and reconciliations relating to certain non-GAAP information presented herein.

“The softening insurance marketplace continues to impact our Brokerage Segment’s organic growth and margins as market pressures continued to accelerate during the third quarter,” said J. Patrick Gallagher, Jr., Chairman, President and Chief Executive Officer. “Partially offsetting the pricing slide is our acquisition program, where we continue to see substantial opportunities — through September 30, we’ve closed 13 deals and announced another in October. Our acquisition activity is robust and our pipeline is larger than ever before.

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“Our Risk Management Segment delivered solid performance in the third quarter. Excluding approximately $4.0 million of third quarter 2006 non-recurring service and quality-based performance bonus revenue, organic revenue growth was 9% and margins improved and approached our target margin of 15%.

“Within our Brokerage Segment, domestic retail brokerage grew revenues, but had slightly lower pretax earnings after excluding non-recurring charges; our benefits brokerage had outstanding growth in both revenue and pretax earnings, resulting from strong organic growth and acquisition activity; our wholesale and international brokerage operations both posted flat revenues and flat pretax earnings; and our reinsurance brokerage had decreased revenues and a pretax loss compared to being break-even in the third quarter of 2006.”

Brokerage Segment Highlights

•	Revenue growth of 6%, which included organic growth of 0%, in a rapidly softening insurance market.

•	Third quarter compensation expense ratio was 1.6% higher than 2006. The ratio was primarily impacted by severance costs of 0.7% and unfavorable foreign currency translation of 0.4%.

•	Third quarter operating expense ratio was 0.9% higher than 2006. The ratio was primarily impacted by increased travel costs of 0.5% and severance related costs of 0.2%.

•	Pretax margin of 18%. The 2.7% margin decrease from 2006 resulted primarily from the factors discussed above.

•	Third quarter effective tax rate was 40% in 2007 and 41% in 2006.

Risk Management Segment Highlights

•

Organic revenue growth was 9% excluding the non-recurring third quarter 2006 service and quality-based performance bonus revenue related to a large Australian client. Domestic revenues were up 5%, reflecting new business production and stabilizing claim count activity from existing clients. International revenues were up 33%, reflecting strength in new business, growth from existing clients and favorable foreign currency translation.

•

Third quarter compensation expense ratio was 1.7% higher than 2006. Excluding the impact of the service and quality-based performance bonus revenue, the ratio was 0.6% lower than 2006, primarily impacted by decreased temporary help costs.

•

Third quarter operating expense ratio was 1.8% higher than 2006. Excluding the impact of the service and quality-based performance bonus revenue, the ratio was 0.7% higher than 2006 primarily due to increased insurance costs of 1.1%, partially offset by decreased office expenses of 0.3%.

•	Pretax margin of 14%. Excluding the impact of the service and quality-based performance bonus revenue, the ratio was consistent with 2006.

•	Third quarter effective tax rate was 39% in 2007 and 2006.

Financial Services Segment Highlights

   Information regarding IRC Section 29-related Syn/Coal facilities follows:

•

Tax credits and tax credit-related revenues associated with Gallagher’s IRC Section 29-related Syn/Coal investments will phase-out if the calendar year 2007 average of the commonly reported crude oil price (NYMEX Price) per barrel reaches certain levels. The following table provides information about NYMEX Prices and the phase-out. Information related to 2007 is estimated and the actual phase-out prices will not be known until the IRS publishes final information in April 2008.

	Calendar Year
Phase-out information:	2005 Actual	2006 Actual	2007 Estimated
Beginning phase-out NYMEX price	$59.53	$60.91	$62.43
Complete phase-out NYMEX price	$74.75	$76.46	$78.37
Calendar year average NYMEX price	$56.49	$66.01	$69.88	(1)
Full year phase-out percentage	0%	33%	47%

(1)	Through October 22, 2007 the calendar year average NYMEX Price was $67.48.

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Financial Services Segment Highlights (continued)

•

It is not possible for Gallagher to predict with certainty what oil prices will average for all of calendar year 2007. When establishing its estimates for the nine month 2007 revenues, expenses and income tax provisions, Gallagher estimated an average 2007 calendar year NYMEX Price of approximately $69.88. This average would produce an IRC Section 29 phase-out of approximately 47% and was determined by using actual daily closing prices from January 1, 2007 to September 28, 2007 and with the assumption that oil prices would average $81.15 per barrel for the remainder of 2007.

•

Gallagher produced at or above anticipated production levels at all five Syn/Coal facilities in the nine-month period ended September 30, 2007 and intends to operate those plants throughout 2007 provided oil prices remain at levels where these facilities can continue to generate positive returns. When determining the effective income tax rate for the nine-month period ended September 30, 2007, Gallagher assumed similar production levels throughout 2007.

•

At September 30, 2007, the remaining carrying value of the five facilities and other related assets totaled $1.9 million and will be fully amortized by December 31, 2007, the expiration date of IRC Section 29.

•

To partially mitigate the financial risk of a phase-out, which reduces the value of tax credits and tax credit related revenues associated with Gallagher’s IRC Section 29-related Syn/Coal investments, Gallagher has entered into an arrangement with an unaffiliated third party which constitutes a call spread on oil futures to create a financial hedge that is designed to generate gains to Gallagher in the event of certain levels of increased oil prices. This hedge is not intended to be a “perfect hedge” for accounting purposes, but is intended to mitigate a substantial portion of the negative impact to Gallagher of increased oil prices. The hedging gains are designed to offset a portion of the expenses associated with operating Gallagher’s IRC Section 29-Syn/Coal facilities in the event of a phase-out of Section 29 tax credits. Gallagher made an up-front payment of $2.7 million on January 17, 2007 to enter into this financial hedge, which has been and will be marked to market value as part of the Financial Services Segment operating results, through December 31, 2007, the date the contract expires or the date the contract is sold, whichever is earlier. The contract had a market value of $7.3 million as of September 30, 2007. The Financial Services Segment’s third quarter 2007 operating results include an unrealized gain of $3.8 million related to this hedge. The Financial Services Segment’s third quarter 2006 operating results included an unrealized loss of $9.3 million related to a different oil price hedge.

•	Actual first, second and third quarter 2007 and estimated fourth quarter 2007 diluted net earnings per share for the Financial Services Segment assuming an approximate 47% phase-out are as follows:

Period	Diluted Net Earnings Per Share Range
1Q 07	$0.01	to	$0.01
2Q 07	—	to	—
3Q 07	0.09	to	0.09
4Q 07	0.01	to	0.05

Total 2007	$0.11	to	$0.15

•

The information provided above is highly dependent on future events and actual results may differ materially. Significant uncertainty with respect to future events includes continued cost saving agreements with its business associates and partners, available coal stocks and prices, weather, plant operating capacities, oil prices and the actual levels of production in fourth quarter 2007. Gallagher cannot at this time predict whether or to what extent it will ultimately be able to benefit from its IRC Section 29-related Syn/Coal facilities nor can Gallagher definitively estimate the revenues, income and/or tax credits that these facilities will provide.

Corporate Debt

•

As previously announced on August 3, 2007, Gallagher completed an issuance of $400.0 million of senior unsecured notes through a private placement. The issuance was divided into two series: Series A for $100.0 million due in 2014 that bears interest at 6.26%; and Series B for $300.0 million due in 2017 that bears interest at 6.44%. The net proceeds of the offering will be used for general corporate purposes including acquisitions and stock repurchases.

•

Gallagher also maintains a line of credit which it has drawn upon in the past for various purposes. Currently, Gallagher has a $450.0 million unsecured line of credit, of which $432.4 million was available at September 30, 2007 due to $17.6 million of outstanding letters of credit.

•

Third quarter 2007 interest expense related to corporate debt was $5.6 million. Interest income recognized in third quarter 2007 related to the invested proceeds from Gallagher’s $400.0 million private debt placement was $1.7 million. Both the interest income and expense were reported in the Financial Services Segment.

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Effective Tax Rate

•

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services Segment reflects the entire benefit to Gallagher of the IRC Section 29-related credits because that is the segment which produces the credits. Gallagher historically reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 42% in both its Brokerage Segment and its Risk Management Segment, regardless of historical or future oil prices.

•

Gallagher’s consolidated effective tax rate for third quarter 2007 was 20.8% compared to the third quarter 2006 consolidated effective tax rate of 17.4%. These effective tax rates are lower than the statutory tax rate due to the impact of the IRC Section 29-related tax credits net of phase-outs of 47% and 37% in 2007 and 2006, respectively. Assuming Gallagher continues to produce IRC Section 29-related tax credits, and such credits are subject to a 47% phase-out, Gallagher projects that its consolidated effective tax rate for all of 2007 will be approximately 21.5%, which is greater than its 2006 consolidated effective tax rate of 16.1%. IRC Section 29-related tax credit rules expire on December 31, 2007. Accordingly, Gallagher anticipates reporting in 2008 and thereafter, an annual consolidated effective tax rate of approximately 39% to 42%.

The company will host a webcast conference call on Wednesday, October 24, 2007 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in eight countries and does business in 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation and crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business — Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited — in millions except per share data)

	3 Months Ended Sep 30, 2007	3 Months Ended Sep 30, 2006	9 Months Ended Sep 30, 2007	9 Months Ended Sep 30, 2006
BROKERAGE SEGMENT
Commissions	$239.2	$229.8	$674.7	$626.4
Retail contingent commissions	0.4	0.2	3.4	2.1
Fees	55.9	48.0	157.2	131.5
Investment income and other	7.9	8.9	21.9	22.2

Revenues	303.4	286.9	857.2	782.2

Compensation	175.5	161.6	512.7	472.3
Operating	60.9	55.2	179.9	156.2
Depreciation	3.9	4.4	11.6	11.6
Amortization	7.7	5.7	23.1	16.5

Expenses	248.0	226.9	727.3	656.6

Earnings before income taxes	55.4	60.0	129.9	125.6
Provision for income taxes	22.2	24.6	52.1	51.1

Net earnings	$33.2	$35.4	$77.8	$74.5

Diluted net earnings per share	$0.35	$0.36	$0.79	$0.76
Growth — revenues excluding retail contingent commissions	6%	9%	9%	10%
Organic growth in commissions and fees (1)	0%	5%	2%	6%
Compensation expense ratio (2)	58%	56%	60%	61%
Operating expense ratio (3)	20%	19%	21%	20%
Pretax profit margin excluding retail contingent commissions (4)	18%	21%	15%	16%
Effective tax rate	40%	41%	40%	41%

RISK MANAGEMENT SEGMENT
Fees	$109.2	$104.6	$322.1	$299.1
Investment income	1.1	1.0	2.8	2.9

Revenues	110.3	105.6	324.9	302.0

Compensation	63.0	58.5	187.5	172.6
Operating	28.8	25.7	82.5	74.8
Depreciation	2.9	2.6	8.5	6.9
Amortization	0.1	0.2	0.4	0.4

Expenses	94.8	87.0	278.9	254.7

Earnings before income taxes	15.5	18.6	46.0	47.3
Provision for income taxes	6.0	7.3	18.3	18.8

Net earnings	$9.5	$11.3	$27.7	$28.5

Diluted net earnings per share	$0.10	$0.12	$0.29	$0.29
Growth — revenues	4%	12%	8%	10%
Organic growth in fees (1)	4%	12%	8%	9%
Compensation expense ratio	57%	55%	58%	57%
Operating expense ratio	26%	24%	25%	25%
Pretax profit margin (4)	14%	18%	14%	16%
Effective tax rate	39%	39%	40%	40%

FINANCIAL SERVICES SEGMENT
Investment income (loss):
Asset Alliance Corporation	$(0.6)	$(0.3)	$(4.1)	$(1.3)
IRC Section 29 Syn/Coal facilities:
Unconsolidated facilities	(0.8)	16.5	22.1	20.2
Consolidated facilities	7.4	21.7	46.8	25.3
Other alternative energy investments	0.3	(0.4)	0.4	(1.8)
Real estate, venture capital and other investments	1.8	0.4	2.4	5.3

	8.1	37.9	67.6	47.7
Investment gains (losses)	2.3	(9.2)	3.4	(12.6)

Revenues	10.4	28.7	71.0	35.1

Investment expenses:
IRC Section 29 Syn/Coal facilities:
Unconsolidated facilities	(1.8)	6.0	9.8	13.3
Consolidated facilities	9.7	33.5	72.0	39.4
Compensation, professional fees and other	2.2	3.0	9.7	6.2

	10.1	42.5	91.5	58.9
Interest	5.6	2.1	9.4	6.3
Depreciation	0.2	1.9	1.9	5.3

Expenses	15.9	46.5	102.8	70.5

Earnings (loss) before income taxes	(5.5)	(17.8)	(31.8)	(35.4)
Provision (benefit) for income taxes	(14.6)	(21.3)	(41.7)	(36.3)

Net earnings	$9.1	$3.5	$9.9	$0.9

Diluted net earnings per share	$0.09	$0.03	$0.10	$0.01

See notes to third quarter 2007 earnings release and non-GAAP financial measures on page 7.

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Consolidated Statement of Earnings

(Unaudited — in millions except per share data)

	3 Months Ended Sep 30, 2007	3 Months Ended Sep 30, 2006	9 Months Ended Sep 30, 2007	9 Months Ended Sep 30, 2006
TOTAL COMPANY
Commissions	$239.2	$229.8	$674.7	$626.4
Retail contingent commissions	0.4	0.2	3.4	2.1
Fees	165.1	152.6	479.3	430.6
Investment income — Brokerage and Risk Management	9.0	9.9	24.7	25.1
Investment income — Financial Services	8.1	37.9	67.6	47.7
Investment gains (losses)	2.3	(9.2)	3.4	(12.6)

Revenues	424.1	421.2	1,253.1	1,119.3

Compensation	238.5	220.1	700.2	644.9
Operating	89.7	80.9	262.4	231.0
Investment expenses	10.1	42.5	91.5	58.9
Interest	5.6	2.1	9.4	6.3
Depreciation	7.0	8.9	22.0	23.8
Amortization	7.8	5.9	23.5	16.9

Expenses	358.7	360.4	1,109.0	981.8

Earnings before income taxes	65.4	60.8	144.1	137.5
Provision for income taxes	13.6	10.6	28.7	33.6

Net earnings	$51.8	$50.2	$115.4	$103.9

Diluted net earnings per share	$0.54	$0.51	$1.18	$1.06

Dividends declared per share	$0.31	$0.30	$0.93	$0.90

Other Information
Basic weighted average shares outstanding (000s)	94,528	97,456	96,927	96,800
Diluted weighted average shares outstanding (000s)	95,807	98,453	98,195	98,089
Common shares repurchased (000s)	1,887	10	6,673	459
Annualized return on beginning stockholders’ equity (5)			18%	18%
Number of acquisitions closed	2	3	13	8
Workforce at end of period (includes acquisitions)			9,165	8,469

Net Earnings Before Investment (Gains) Losses, Depreciation, Amortization and Stock Compensation Expense (6)
Net earnings	$51.8	$50.2	$115.4	$103.9
Investment (gains) losses	(2.3)	9.2	(3.4)	12.6
Depreciation	7.0	8.9	22.0	23.8
Amortization	7.8	5.9	23.5	16.9
Amortization of deferred comp and restricted stock	1.6	1.4	5.3	7.1
Stock compensation expense	3.4	4.0	9.6	12.2
Tax effect	(7.0)	(11.8)	(22.8)	(29.0)

Net earnings before investment (gains) losses, depreciation, amortization and stock compensation expense	$62.3	$67.8	$149.6	$147.5

On a diluted per share basis	$0.65	$0.69	$1.52	$1.50

See notes to third quarter 2007 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited — in millions except per share data)

	Sep 30, 2007	Dec 31, 2006
Cash and cash equivalents	$351.4	$208.0
Restricted cash	620.6	588.9
Unconsolidated investments — current	32.5	49.2
Premiums and fees receivable	1,247.8	1,422.3
Other current assets	117.8	107.8

Total current assets	2,370.1	2,376.2
Unconsolidated investments — noncurrent	27.4	32.5
Fixed assets related to consolidated investments — net	1.9	32.5
Other fixed assets — net	78.1	70.6
Deferred income taxes	308.4	286.8
Other noncurrent assets	110.3	91.8
Goodwill — net	406.4	316.6
Amortizable intangible assets — net	268.3	213.1

Total assets	$3,570.9	$3,420.1

Premiums payable to insurance and reinsurance companies	$1,826.2	$1,958.8
Accrued compensation and other accrued liabilities	303.9	316.4
Unearned fees	34.4	39.7
Income taxes payable	—	51.0
Other current liabilities	12.4	26.5
Corporate related borrowings — current	—	—
Investment related borrowings — current	3.5	8.9

Total current liabilities	2,180.4	2,401.3
Corporate related borrowings — noncurrent	400.0	—
Investment related borrowings — noncurrent	—	25.9
Other noncurrent liabilities	221.2	128.8

Total liabilities	2,801.6	2,556.0

Stockholders’ equity:
Common stock — issued and outstanding	93.9	98.4
Capital in excess of par value	164.9	285.7
Retained earnings	501.0	475.0
Accumulated other comprehensive earnings	9.5	5.0

Total stockholders’ equity	769.3	864.1

Total liabilities and stockholders’ equity	$3,570.9	$3,420.1

Other Information
Book value per share	$8.19	$8.78

Notes to Third Quarter 2007 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes retail contingent commission revenues.

(2)	Represents compensation expense divided by total revenues, excluding retail contingent commissions.

(3)	Represents operating expenses divided by total revenues, excluding retail contingent commissions.

(4)	Represents pretax earnings divided by total revenues, excluding retail contingent commissions.

(5)	Represents year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(6)	Represents net earnings before the after-tax effect of the impact of investment gains (losses), depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited — in millions)

					September 30, 2007
	September 30, 2007		December 31, 2006		LOCs & Financial Guarantees		Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Direct and indirect investments in Asset
Alliance Corporation (AAC):
Common stock	$—	$9.7	$—	$13.7	$—		$—
Preferred stock	8.3	—	13.4	—	—		—
Indirectly held	—	0.7	—	1.1	—		—

Total AAC	8.3	10.4	13.4	14.8	—		—

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables (2)	13.8	—	25.7	—	—		—
IRC Section 29 Syn/Coal unamortized assets	2.1	—	6.6	—	—		—
Equity interest in biomass projects and pipeline	0.2	8.9	0.1	9.5	—		—
Clean energy related ventures	0.1	0.9	—	0.6	—		0.5
Oil price derivative	7.3	—	—	—	—		—

Total alternative energy investments	23.5	9.8	32.4	10.1	—		0.5

Real estate, venture capital and other investments	0.7	7.2	3.4	7.6	5.4	(1)	1.2

Total unconsolidated investments	$32.5	$27.4	$49.2	$32.5	$5.4		$1.7

(1)	Consists of a $4.4 million letter of credit (LOC) related to the reclamation of a former coal production site and a $1.0 million letter of credit to support the escrow requirements related to the sale of Gallagher’s home office real estate.

(2)	Due to uncertainties related to the phase-out level for 2007, Gallagher has agreed to delay collection of a portion of the receivables until May 2008 related to 2007 production.

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